UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 2, 2005

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On December 2, 2005, Journal Communications, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement, dated December 2, 2005, among the Company, certain of its subsidiaries from time to time party thereto, the financial institutions party thereto, Suntrust Bank, as syndication agent, Bank of America, N.A., as co-documentation agent, Wachovia Bank, National Association, as co-documentation agent, and U.S. Bank, N.A. as administrative agent. (the “Credit Agreement”).

        The Credit Agreement provides for a revolving credit facility that matures on June 2, 2011. The initial maximum aggregate amount of availability under the facility is $475 million. On December 2, 2005, the Company borrowed approximately $57 million under the Credit Agreement to refinance the outstanding balance under its prior credit agreement. The proceeds of the facility are to thereafter be used by the Company for general corporate purposes. Amounts under the facility may be borrowed, repaid and reborrowed by the Company from time to time until the maturity of the facility. Voluntary prepayments and commitment reductions are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. At the Company’s option, the commitments under the facility may be increased from time to time to an aggregate amount not to exceed $675 million. The increase option is subject to the satisfaction of certain conditions, including the identification of lenders (which may include existing lenders or new lenders) willing to provide the additional commitments. Borrowings under the facility bear interest at a floating rate, which will be, at the Company’s option, either the Eurodollar Rate plus an applicable percentage, which is subject to adjustment based on the consolidated funded debt to consolidated EBITDA ratio for the Company and its subsidiaries, or the prime rate.

        The Credit Agreement is unsecured and contains affirmative, negative and financial covenants which are customary for financings of this type, including, among other things, limits on the creation of liens, limits of the incurrence of indebtedness, restrictions on dispositions and restrictions on the making of dividends. The Credit Agreement includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency- or bankruptcy-related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

        Some of the lenders under the Credit Agreement have relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management, custody and employee benefit administration services.

        The description of the Credit Agreement set forth above is qualified in its entirety by reference to the Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

        On December 5, 2005, Journal Broadcast Corporation and Journal Broadcast Group, Inc., the broadcast subsidiaries of the Company, completed the acquisition of FOX affiliate WFTX-TV, Fort Myers/Naples, Florida and ABC affiliate KGUN-TV, Tucson, Arizona from affiliates of Emmis Communications Corporation, pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of August 19, 2005, with Emmis Television Broadcasting, L.P. and Emmis Television License LLC (the “Purchase Agreement”). In addition, pursuant to the Purchase Agreement, Journal Broadcast Group, Inc. also acquired certain assets of CBS affiliate KMTV-TV, Omaha, Nebraska (with WFTX-TV and KGUN-TV, the “Stations”) and commenced programming KMTV under a local marketing agreement on December 5, 2005. The purchase price for the assets of the three stations was $235,000,000, subject to certain adjustments.

        The Company financed the acquisition of the Stations by using borrowings under the Credit Agreement described in Item 1.01 above.

Item2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired – the Stations.

Report of Independent Registered Public Accounting Firm, dated November 18, 2005

Audited Financial Statements for year ended February 28, 2005

Combined Balance Sheet

Combined Statement of Operations

Combined Statement of Changes in Combined Equity

Combined Statement of Cash Flows

Notes to Combined Financial Statements

Unaudited Financial Statements for six months ended August 31, 2004 and 2005

Combined Condensed Balance Sheet

Combined Condensed Statement of Operations

Combined Condensed Statement of Changes in Combined Equity

Combined Condensed Statement of Cash Flows

Notes to Combined Condensed Financial Statements

WFTX-TV, KMTV-TV, and KGUN-TV
Carved-out Stations of Emmis Communications Corporation
Combined Financial Statements

Year ended February 28, 2005
with Report of Independent Registered Public Accounting Firm

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Financial Statements

Year ended February 28, 2005

Contents

Report of Independent Registered Public Accounting Firm	6
Audited Financial Statements
Combined Balance Sheet	7
Combined Statement of Operations	9
Combined Statement of Changes in Combined Equity	10
Combined Statement of Cash Flows	11
Notes to Combined Financial Statements	12

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Emmis Communications Corporation and Subsidiaries

We have audited the accompanying combined balance sheet as of February 28, 2005, of WFTX-TV, KMTV-TV, and KGUN-TV, including the FCC licenses applicable to each station (collectively, the “Carved-out Stations”), and the related combined statements of operations, changes in combined equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of Emmis Communications Corporation, of which the Carved-out Stations are a part. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Carved-out Stations’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Carved-out Stations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position as of February 28, 2005, of the Carved-out Stations, and the combined results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the combined financial statements, effective December 1, 2004, the Carved-out Stations adopted EITF Topic D-108, “Use of the Residual Method to Value Acquired Assets Other than Goodwill.”

/s/ Ernst & Young LLP

Indianapolis, Indiana
November 18, 2005

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Balance Sheet
As of February 28, 2005
(Amounts in thousands)

ASSETS (pledged for parent company debt - See Note 2)
CURRENT ASSETS:
Cash and cash equivalents	$489
Accounts receivable, net of allowance for doubtful
accounts of $209	7,599
Current portion of TV program rights	2,278
Prepaid expenses and other current assets	524

Total current assets	10,890
PROPERTY AND EQUIPMENT:
Land and buildings	12,484
Broadcasting equipment	24,384
Office equipment and automobiles	4,327
Construction in progress	856

42,051
Less-Accumulated depreciation	16,900

Total property and equipment, net	25,151
INTANGIBLE ASSETS:
Indefinite lived intangibles - FCC licenses	51,648
Definite lived intangible - Customer list	663

52,311
Less-Accumulated amortization of customer list	663

Total intangible assets	51,648
OTHER ASSETS:
TV program rights, net of current portion	956
Deferred tax assets, net	11,060
Deposits and other	1

Total other assets	12,017

Total assets (pledged for parent company debt - See Note 2)	$99,706

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Balance Sheet — Continued
As of February 28, 2005
(Amounts in thousands)

LIABILITIES AND COMBINED EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,309
Current portion of program rights payable	4,120
Accrued salaries and commissions	967
Income taxes payable	137
Deferred revenue	243
Other	442

Total current liabilities	7,218
PROGRAM RIGHTS PAYABLE, NET OF CURRENT PORTION	2,540
OTHER NONCURRENT LIABILITIES	581

Total liabilities	10,339

COMMITMENTS AND CONTINGENCIES (NOTE 6)
COMBINED EQUITY (NOTE 8)	89,367

Total liabilities and combined equity	$99,706

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Statement of Operations
Year ended February 28, 2005
(Amounts in thousands)

NET REVENUES	$41,444
OPERATING EXPENSES:
Station operating expenses, excluding
noncash compensation	26,531
Corporate expenses, excluding
noncash compensation	1,121
Depreciation and amortization	5,044
Noncash compensation	904

Total operating expenses	33,600

OPERATING INCOME	7,844

OTHER EXPENSE:
Loss on sale of assets	(695)

Total other expense	(695)

INCOME BEFORE INCOME TAXES
AND ACCOUNTING CHANGE	7,149
PROVISION FOR INCOME TAXES	2,827

INCOME BEFORE ACCOUNTING CHANGE	4,322
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET
OF TAX OF $17,930	(28,044)

NET LOSS	$(23,722)

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Statement of Changes in Combined Equity

Year ended February 28, 2005
(Amounts in thousands)

Balance as of February 29, 2004	$123,815
Net loss	(23,722)
Net distributions to Emmis Communications	(12,701)
Allocated charges funded by Emmis Communications	1,975

Balance as of February 28, 2005	$89,367

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Statement of Cash Flows

Year ended February 28, 2005
(Amounts in thousands)

OPERATING ACTIVITIES:
Net loss	$(23,722)
Adjustments to reconcile net loss
to net cash provided by operating activities -
Cumulative effect of accounting change, net	28,044
Amortization of program rights	3,816
Depreciation and other amortization	5,044
Provision for bad debts	217
Provision for deferred income taxes	2,690
Noncash compensation	904
Loss on sale of assets	695
Changes in assets and liabilities -
Accounts receivable	(256)
Prepaid expenses and other current assets	(489)
Other assets	83
Accounts payable and accrued liabilities	(124)
Deferred revenue	125
Cash paid for programming rights	(4,088)
Other liabilities	(133)

Net cash provided by operating activities	12,806

INVESTING ACTIVITIES:
Purchases of property and equipment	(2,212)

Net cash used in investing activities	(2,212)

FINANCING ACTIVITIES:
Net distributions to Emmis Communications	(12,701)
Funding of allocated charges by Emmis Communications	1,071

Net cash used in financing activities	(11,630)

DECREASE IN CASH AND CASH EQUIVALENTS	(1,036)
CASH AND CASH EQUIVALENTS:
Beginning of year	1,525

End of year	$489

See accompanying notes

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

1.	Organization, Basis of Presentation and Business

a.	Organization

Emmis Communications Corporation (“Emmis” or the “Company”), an Indiana corporation, is a diversified media company with radio broadcasting, television broadcasting and magazine publishing operations. Included within the Company are the net assets and operations of three television stations doing business as WFTX-TV, KMTV-TV, and KGUN-TV, along with the FCC licenses applicable to each station (collectively, the “Carved-out Stations”). These combined financial statements reflect the financial position, results of operations, and cash flows of the Carved-out Stations. The Carved-out Stations were acquired by Emmis through acquisitions. Purchase accounting adjustments arising from these acquisitions have been reflected in these combined financial statements to the extent that these adjustments related to the Carved-out Stations.

b.	Business

At February 28, 2005, the Carved-out Stations include three network-affiliated television stations operating in the United States:

WFTX-TV – Fox affiliate in Fort Myers, Florida KMTV-TV – CBS affiliate in Omaha, Nebraska KGUN-TV – ABC affiliate in Tucson, Arizona

WFTX-TV is affiliated with Fox pursuant to an affiliation agreement that expires August 24, 2006. The network affiliation agreement between KMTV-TV and CBS expires September 18, 2006. The network affiliation agreement between KGUN-TV and ABC expired on February 6, 2005. The Company is currently in negotiations to extend or renew this affiliation agreement and expects the extension or renewal to be on terms that are reasonably acceptable to the Company.

c.	Basis of Presentation

The combined financial statements of the Carved-out Stations give effect to accounting and allocation policies established by the Company’s management for purposes of these combined statements and are in accordance with the guidelines provided by Staff Accounting Bulletin 55, “Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity” of the Securities and Exchange Commission. Allocations include corporate overhead, taxes, and other expenses. Interest expense has not been allocated to the Carved-out Stations. The combined financial statements of the Carved-out Stations have been prepared on a basis that management believes to be reasonable to reflect the combined financial position, results of operations and cash flows of the businesses that comprise the Carved-out Stations, including allocated portions of Emmis’ overhead and administrative shared services.

2.	Summary of Significant Accounting Policies

a.	Allocation Policies

The following allocation policies have been established by management of Emmis. Unless otherwise noted, these policies have been consistently applied in the historical financial statements. In the opinion of management, the methods for allocating these costs are reasonable. It is not practicable to estimate the costs that would have been incurred by the Carved-out Stations if they had been operated on a stand-alone basis.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

(i)	Specifically Identifiable Operating Expenses

Costs which relate entirely to the operations of the Carved-out Stations are attributed entirely to the Carved-out Stations. These expenses consist of costs of personnel who are 100% dedicated to the operations of the Carved-out Stations, all costs associated with locations that conduct only the business of the Carved-out Stations and amounts paid to third parties for services rendered to the Carved-out Stations. In addition, any costs incurred by Emmis, which are specifically identifiable to the operations of the Carved-out Stations, are attributed to the Carved-out Stations.

(ii)	Shared Operating Expenses

Emmis allocates the cost of certain corporate general and administrative services and shared services, including shared personnel, to each location based on a variety of allocation methods. These shared services include television executive management, legal, accounting, information services, engineering, telecommunications, human resources, insurance, and intellectual property compliance and maintenance. These costs have been allocated to the Carved-out Stations based on one of the following allocation methods: (1) Percentage of Company revenues, (2) Percentage of Company’s television revenues, (3) Headcount, and (4) Pro rata portion based on the number of stations owned by Emmis. Management determined which allocation method was appropriate based on the nature of the shared service being provided.

(iii)	Debt and Interest Expense

Emmis incurred debt and related debt issuance costs with respect to the acquisition of the Carved-out Stations as well as other stations. However, such debt has been refinanced since the consummation of these acquisitions, the proceeds of such refinancing being utilized for additional acquisitions unrelated to the Carved-out Stations, retirement of original debt obligations, as well as the funding of other Emmis expenditures. As discussed in Note 10, the Carved-out Stations are anticipated to be sold. No Emmis debt will be assumed by the purchaser of the Carved-out Stations. As a result, an allocation of Emmis’ debt is not included in these combined financial statements. See Note 3 for the total amount of Emmis’ debt obligations at February 28, 2005, as well as a discussion of the Carved-out Stations’ assets, which served as collateral for that debt. Interest expense and amortization of debt issuance costs have not been allocated to the Carved-out Stations consistent with Emmis’ policy and practice.

(iv)	Taxes

The Carved-out Stations’ allocated share of the consolidated Emmis Federal tax provision is determined using the standalone method. Under the standalone method, tax expense or benefit is calculated as if the Carved-out Stations were subject to their own tax returns. State income taxes generally are allocated in a similar manner. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities carried by the Carved-out Stations, and are measured using the enacted tax rates that are expected to be in effect in the period in which these differences are expected to reverse. The principal components of deferred taxes relate to tax amortization of indefinite-lived intangibles, namely FCC licenses, which are not amortized (but subject to impairment testing) for financial reporting purposes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

(v)	Allocated Charges

Allocations of Emmis’ costs have been included in the combined statement of operations of the Carved-out Stations as follows:

2005
(in Thousands)
Agency commission reductions to net revenues	$(89)
Corporate expenses	1,121
Depreciation and amortization expense	39
Non-cash compensation	904

Allocated charges from Emmis Communications	$1,975

Intercompany accounts between the Carved-out Stations and Emmis have been included in combined equity. There are no significant accounts and transactions between the three stations that comprise the Carved-out Stations.

b.	Revenue recognition

Revenue is recognized as advertisements are aired. Revenues presented in the financial statements are reflected on a net basis, after the deduction of advertising agency fees by the advertising agencies, usually at a rate of 15% of gross revenues.

c.	Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates also include the allocation of costs from Emmis to the Carved-out Stations. Actual results could differ from those estimates.

d.	Allowance for Doubtful Accounts

A provision for doubtful accounts is recorded based on management’s judgment of the collectibility of receivables. When assessing the collectibility of receivables, management considers, among other things, historical loss activity and existing economic conditions. The activity in the allowance for doubtful accounts for the year ended February 28, 2005 was as follows:

	Balance At Beginning Of Year	Provision	Write-Offs	Balance At End Of Year
Year ended February 28, 2005	$208	217	(216)	$209

e.	Television Programming

The Carved-out Stations have agreements with distributors for the rights to television programming over contract periods which generally run from one to five years. Each contract is recorded as an asset and a liability at an amount equal to its gross contractual commitment when the license period begins and the program is available for its first showing. The portion of program contracts which become payable within one year is reflected as a current liability in the accompanying combined balance sheet.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

The rights to program materials are reflected in the accompanying combined balance sheet at the lower of unamortized cost or estimated net realizable value. Estimated net realizable values are based upon management’s expectation of future advertising revenues, net of sales commissions, to be generated by the program material. Amortization of program contract costs is computed under either the straight-line method over the contract period or based on usage, whichever yields the greater amortization for each program on a monthly basis. Program contract costs that management expects to be amortized in the succeeding year are classified as current assets. Program contract liabilities are typically paid on a scheduled basis and are not affected by adjustments for amortization or estimated net realizable value. Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights. Although the asset and liability for programming not currently available for air are not reflected in the accompanying combined balance sheet, this programming is evaluated at least annually for impairment.

f.	Noncash Compensation

Noncash compensation includes compensation expense associated with restricted Emmis common stock issued under employment agreements, Emmis common stock issued to employees in lieu of cash bonuses, Emmis matches of common stock in 401(k) plans and Emmis common stock issued to employees in exchange for cash compensation pursuant to Emmis’ stock compensation program. The Carved-out Stations adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” and plan to adopt Statement of Financial Accounting Standards No. 123(R), (revised 2004), “Share Based Payments,” (“SFAS No. 123R”) on March 1, 2006. In accordance with Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25,” awards granted to employees of the Carved-out Stations are reflected in these combined financial statements even though the stock compensation was granted in the common stock of Emmis. Additional non-cash compensation costs for corporate employees have been allocated to these combined financial statements as discussed herein.

g.	Cash and Cash Equivalents

The Carved-out Stations consider time deposits, money market fund shares and all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

h.	Property and Equipment

Property and equipment are recorded at cost. Depreciation is generally computed using the straight-line method over the estimated useful lives of the related assets, which are 31.5 years for buildings, and 5 to 7 years for broadcasting equipment, office equipment and automobiles. Maintenance, repairs and minor renewals are expensed; improvements are capitalized. On a continuing basis, the Company reviews the carrying value of property and equipment for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If events or changes in circumstances were to indicate that an asset carrying value may not be recoverable, a write-down of the asset would be recorded through a charge to operations. Depreciation expense for the year ended February 28, 2005 was $5.0 million.

i.	Intangible Assets

Intangible assets are recorded at cost. Effective March 1, 2002, Emmis ceased amortizing FCC licenses in connection with its adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142). FCC licenses are renewed every eight years for a nominal amount, and historically all of the Company’s FCC licenses have been renewed at the end of their respective eight-year periods. Since Emmis expects that all of its FCC licenses will continue to be renewed in the future, the Company believes its FCC licenses have indefinite lives.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

Subsequent to the acquisition of an intangible asset, management evaluates whether later events and circumstances indicate the remaining estimated useful life of that asset may warrant revision or that the remaining carrying value of such an asset may not be recoverable in accordance with SFAS No. 142.

In connection with Emmis’ fiscal 2005 annual impairment review, no impairment charges were recognized for the Carved-out Stations.

j.	Barter Transactions

Deferred revenue includes deferred barter revenue. Barter transactions are recorded at the estimated fair value of the product or service received. Broadcast revenue from barter transactions is recognized when commercials are broadcast. The appropriate expense or asset is recognized when merchandise or services are used or received. Barter revenues and expenses for the year ended February 28, 2005 were $0.4 million.

k.	Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of the short maturity of these financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument.

l.	Advertising

Advertising costs are expensed as incurred. For the year ended February 28, 2005, the Carved-out Stations expensed $0.7 million in advertising costs.

m.	Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123R. SFAS No. 123R requires companies to measure all employee stock-based compensation awards, including employee stock options, using a fair-value method and record such expense in their financial statements. In addition, the adoption of SFAS No. 123R requires additional accounting and disclosure related to the income tax and cash flow effects resulting from share-based payment arrangements.

SFAS No. 123R provides two alternatives for adoption: (1) a “modified prospective” method in which compensation cost is recognized for all awards granted subsequent to the effective date of this statement as well as for the unvested portion of awards outstanding as of the effective date; or (2) a “modified retrospective” method which follows the approach in the “modified prospective” method, but also permits entities to restate prior periods to record compensation cost calculated under SFAS No. 123 for the pro forma disclosure. The Company has not yet determined which alternative it will adopt. Although the Company has not yet determined whether the adoption of SFAS No. 123R will result in amounts that are similar to the current pro forma disclosures under SFAS No. 123, it is evaluating the requirements under SFAS No. 123R and expects the adoption to have a significant adverse impact on the Company’s consolidated statements of operations and per share results.

On April 14, 2005, the Securities and Exchange Commission announced that it would delay the required implementation of SFAS No. 123R, allowing companies that are not small business issuers to adopt the Statement no later than the beginning of the first fiscal year beginning after June 15, 2005. As a result of the delay, the Company plans to adopt SFAS No. 123R as of March 1, 2006.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

On September 30, 2004, the Emerging Issues Task Force issued Topic D-108, “Use of the Residual Method to Value Acquired Assets Other than Goodwill” (“EITF Topic D-108”). For all of the Company’s acquisitions completed prior to its adoption of Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”) on June 30, 2001, including the original acquisitions of the Carved-out Stations, the Company allocated a portion of the purchase price to tangible assets in accordance with a third party appraisal, with the remainder of the purchase price being allocated to the FCC license. This allocation method is commonly called the residual method and results in all of the acquisition’s intangible assets, including goodwill, being included in the FCC license value. Although the Company has directly valued the FCC license of stations acquired since its adoption of SFAS No. 141, the Company had retained the use of the residual method to perform its annual impairment tests in accordance with SFAS No. 142 for acquisitions effected prior to the adoption of SFAS No. 141, including the acquisitions of the Carved-out Stations. EITF Topic D-108 prohibits the use of the residual method and precludes companies from reclassifying to goodwill any goodwill that was originally included in the value of the FCC license, resulting in a write-off. The Company elected to adopt EITF Topic D-108 as of December 1, 2004 and recorded a noncash charge of $28.0 million, net of tax, as a cumulative effect of an accounting change, related to the FCC licenses of the Carved-out Stations. This charge is reflected in the accompanying combined statement of operations as a cumulative effect of accounting change.

n.	Pro Forma Information Related To Stock-Based Compensation

As permitted under SFAS No 123, “Accounting for Stock-Based Compensation,” the Carved-out Stations measure compensation expense for its stock-based employee compensation plans using the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and provides pro forma disclosures of net income as if the fair value-based method prescribed by SFAS No. 123 had been applied in measuring compensation expense. Options with pro rata vesting are expensed on a straight-line basis over the vesting periods.

Had compensation cost for the Carved-out Stations’ grants of stock-based compensation plans been determined consistent with SFAS No. 123, the net loss for this year would approximate the pro forma amount below:

Net Loss	February 28, 2005
As Reported	$(23,722)
Plus: Reported stock-based employee compensation costs, net of tax	551
Less: Stock-based employee compensation costs, net of tax, if fair
value method had been applied to all awards	(960)

Pro Forma	$(24,131)

3.	Long term debt of Emmis

The total consolidated debt of Emmis is presented below. See Note 2 for a discussion of why such debt has not been allocated to these combined financial statements of the Carve-out Stations.

February 28, 2005
(in Thousands)
Emmis Consolidated Debt
Credit facility:
Revolving credit facility	$131,000
Term note	673,313
6 7/8% senior subordinated notes due 2012	375,000
12 1/2% senior subordinated notes due 2011	1,245

Total consolidated debt of Emmis	$1,180,558

Cash generated by the Carved-out Stations is routinely sent to Emmis and used for various operating, investing and financing activities, including the servicing of Emmis’ debt. The assets of the Carved-out Stations and the assets of other Emmis stations have been pledged as security for Emmis’ consolidated debt. Although cash generated by the Carved-out Stations is used to service Emmis’ debt, Emmis is not dependent on the cash flows of the Carved-out Stations to remain in compliance with its debt covenants or to pay preferred stock dividends.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

4.	Intangible Assets

Effective March 1, 2002, the Carved-out Stations adopted SFAS No. 142, which required the Carved-out Stations to cease amortizing goodwill and certain intangibles. Instead, these assets are reviewed at least annually for impairment, and will be written down and charged to results of operations in periods in which the recorded value of goodwill and certain intangibles is more than its fair value. FCC licenses are renewed every eight years for a nominal amount, and historically all of our FCC licenses have been renewed at the end of their respective eight-year periods. Since Emmis expects that all of its FCC licenses will continue to be renewed in the future, the Company believes its FCC licenses have indefinite lives. The Carved-out Stations had previously amortized these assets over the maximum period allowed of 40 years. Adoption of this accounting standard eliminated the amortization expense for FCC licenses.

Indefinite-lived intangibles

Under the guidance in SFAS No. 142, the Carved-out Stations’ FCC licenses are considered indefinite-lived intangibles. These assets, which the Carved-out Stations determined were its only indefinite-lived intangibles, are not subject to amortization, but are tested for impairment at least annually. As of February 28, 2005, the carrying amount of these FCC licenses was $51.6 million, which reflects the write-off related to the adoption of EITF Topic D-108.

Emmis performed its annual impairment test under SFAS No. 142 on December 1, 2004, after the adoption of EITF Topic D-108. Emmis compared the carrying value of each station to the fair value of the station, as determined using the enterprise valuation approach, and determined that none of the Carved-out Stations exhibited impairment.

Definite-lived intangibles

The Company has definite-lived intangible assets recorded that continue to be amortized in accordance with SFAS No. 142. One of these assets, a customer list, was determined to partially relate to the Carved-out Stations. This asset had an original useful life of 34 months and an allocated gross value of $0.7 million related to the Carved-out Stations. Amortization of $39 was allocated to the Carved-out Stations for the year ended February 2005. However, as of February 28, 2005, this asset was fully amortized.

5.	Employee Benefit Plans

Emmis operates the following employee benefit plans in which the employees of the Carved-out Stations participate: (i) 401(k) Retirement Savings Plan and (ii) Employee Stock Purchase Plan. The Carved-out Stations recognized the following expenses related to benefits for employees involved in the Carved-out Stations’ operations.

For the Year Ended February 28, 2005
(Dollars in Thousands)
401(k) Retirement Savings Plan	$160

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

6.	Commitments and Contingencies

a.	TV Program Rights

The Carved-out Stations have obligations to various program syndicators and distributors in accordance with current contracts for the rights to broadcast programs. Future payments scheduled under contracts for programs available as of February 28, 2005, are as follows:

Payable in Year Ending February 28 (29),	Payments
(Dollars in Thousands)
2006	$4,120
2007	1,104
2008	754
2009	384
2010	298
2011 and thereafter	--

6,660
Less: Current portion of TV program rights payable	4,120

TV program rights payable, net of current portion	$2,540

In addition, the Company has entered into commitments for future program rights (programs not available as of February 28, 2005) related to the Carved-out Stations. Future payments scheduled under these commitments are summarized as follows: Year ended February 2006 — $1,269; 2007 — $2,893; 2008 — $2,615; 2009 — $2,541; 2010 — $2,223; and thereafter — $2,552.

b.	Commitments Related to Operating Leases

The Carved-out Stations lease office space and equipment directly related to the operations of these stations under operating leases expiring at various dates through July 2016. Some of the lease agreements contain renewal options and annual rental escalation clauses (generally tied to the Consumer Price Index or increases in the lessor’s operating costs), as well as provisions for payment of utilities and maintenance costs.

The future minimum rental payments required by noncancelable operating leases which have remaining terms in excess of one year as of February 28, 2005, specifically related to and allocated to the Carved-out Stations, are as follows:

Payable in Year Ending February 28 (29),	Payments
(Dollars in Thousands)
2006	$63
2007	38
2008	26
2009	21
2010	22
2011 and thereafter	156

$326

The Carved-out Stations’ rent expense totaled approximately $0.1 million for the year ended February 28, 2005.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

c.	Commitments Related to Employment Agreements

The Company regularly enters into employment agreements with station management and on-air talent. Future minimum cash payments, consisting primarily of base salary, scheduled under terms of employment agreements related to the Carved-out Stations are summarized as follows: Year ended February 2006 — $1,975; 2007 — $1,980; 2008 — $575; 2009 — $105; 2010 — $0; and thereafter — $0.

d.	Litigation

Emmis currently and from time to time is involved in litigation incidental to the conduct of its business. Neither Emmis nor any subsidiary of Emmis is currently a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial position or results of operations of the Carved-out Stations.

7.	Income Taxes

The Carved-out Stations’ provision for income taxes for the year ended February 28 2005 consisted of the following:

Current:
Federal	$123
State	14

137

Deferred:
Federal	2,415
State	275

2,690

Provision for income taxes	$2,827

Other Tax Related Information:
Tax benefit of accounting change at 39%	(17,930)

The provision for income taxes for the year ended February 28, 2005 differs from that computed at the Federal statutory corporate tax rate as follows:

Computed income taxes at 35%	$2,502
State income tax	286
Other - meals and entertainment	39

Provision for income taxes	$2,827

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Financial Statements
(Dollars in Thousands)

The components of deferred tax assets and deferred tax liabilities at February 28, 2005 are as follows:

Deferred tax assets:
Intangible assets	$11,965
Other	350

Total deferred tax assets	12,315

Deferred tax liabilities
Fixed assets	(1,255)

Total deferred tax liabilities	(1,255)

Net deferred tax assets (liabilities)	$11,060

8.	Combined Equity

Combined equity includes retained earnings of the Carved-out Stations and the funding of allocated expenses from Emmis. Corporate overhead and other amounts have been allocated from Emmis and offset within combined equity.

9.	Related Party Transactions

The Carved-out Stations are party to a number of transactions with their parent, Emmis Communications. Such transactions primarily involve the provision of certain corporate services, which have been allocated to the Carved-out Stations as described in Note 2 and are reflected in the accompanying combined financial statements.

10.	Subsequent Events

On August 19, 2005, Emmis entered into a definite agreement to sell the net assets of the Carved-out Stations to Journal Communications, Inc. Under the terms of the transaction, which is expected to close by November 30, 2005, Journal agreed to pay approximately $235 million for these net assets.

WFTX-TV, KMTV-TV, and KGUN-TV
Carved-out Stations of Emmis Communications Corporation
Combined Condensed Financial Statements

Six months ended August 31, 2004 and 2005

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Condensed Financial Statements

Six Months Ended August 31, 2005

Contents
Unaudited Financial Statements
Combined Condensed Balance Sheet	24
Combined Condensed Statement of Operations	26
Combined Condensed Statement of Changes in Combined Equity	27
Combined Condensed Statement of Cash Flows	28
Notes to Combined Condensed Financial Statements	29

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Condensed Balance Sheet
(Dollars in thousands)

	February 28, 2005 (Note 1)	August 31, 2005 (Unaudited)
ASSETS (pledged for parent company debt - See Note 2)
CURRENT ASSETS:
Cash and cash equivalents	$489	$504
Accounts receivable, net of allowance for doubtful
accounts of $209 and $239, respectively	7,599	7,773
Current portion of TV program rights	2,278	1,240
Prepaid expenses and other current assets	524	616

Total current assets	10,890	10,133
PROPERTY AND EQUIPMENT:
Land and buildings	12,484	12,560
Broadcasting equipment	24,384	24,742
Office equipment and automobiles	4,327	4,450
Construction in progress	856	1,202

	42,051	42,954
Less-Accumulated depreciation	16,900	19,050

Total property and equipment, net	25,151	23,904
INTANGIBLE ASSETS:
Indefinite lived intangibles - FCC licenses	51,648	51,648
Definite lived intangible - Customer list	663	663

	52,311	52,311
Less-Accumulated amortization of customer list	663	663

Total intangible assets	51,648	51,648
OTHER ASSETS:
TV program rights, net of current portion	956	661
Deferred tax assets	11,060	9,729
Deposits and other	1	--

Total other assets, net	12,017	10,390

Total assets (pledged for parent company debt - See Note 2)	$99,706	$96,075

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Condensed Balance Sheet — Continued
(Dollars in thousands)

	February 28, 2005 (Note 1)	August 31, 2005 (Unaudited)
LIABILITIES AND COMBINED EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,309	$1,218
Current portion of program rights payable	4,120	3,289
Accrued salaries and commissions	967	916
Income taxes payable	137	433
Deferred revenue	243	121
Other	442	427

Total current liabilities	7,218	6,404
PROGRAM RIGHTS PAYABLE, NET OF CURRENT PORTION	2,540	1,725
OTHER NONCURRENT LIABILITIES	581	526

Total liabilities	10,339	8,655

COMMITMENTS AND CONTINGENCIES
COMBINED EQUITY (NOTE 4)	89,367	87,420

Total liabilities and combined equity	$99,706	$96,075

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Condensed Statement of Operations
Six months ended August 31, 2004 and 2005
(Unaudited, dollars in thousands)

	2004	2005
NET REVENUES	$20,732	$21,487
OPERATING EXPENSES:
Station operating expenses, excluding
noncash compensation	12,847	13,521
Corporate expenses, excluding
noncash compensation	606	543
Depreciation and amortization	2,515	2,463
Noncash compensation	557	363

Total operating expenses	16,525	16,890

OPERATING INCOME	4,207	4,597

OTHER EXPENSE:
Loss on sale of assets	(12)	(130)

Total other expense	(12)	(130)

INCOME BEFORE INCOME TAXES	4,195	4,467
PROVISION FOR INCOME TAXES	1,652	1,763

NET INCOME	$2,543	$2,704

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Condensed Statement of Changes in Combined Equity

Six months ended August 31, 2004 and 2005
(Unaudited, dollars in thousands)

Balance as of February 29, 2004	$123,815
Net income	2,543
Net distributions to Emmis Communications	(6,742)
Allocated charges funded by Emmis Communications	1,149

Balance as of August 31, 2004	$120,765

Balance as of February 28, 2005	$89,367
Net income	2,704
Net distributions to Emmis Communications	(5,503)
Allocated charges funded by Emmis Communications	852

Balance as of August 31, 2005	$87,420

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Combined Condensed Statement of Cash Flows

Six months ended August 31, 2004 and 2005
(Unaudited, dollars in thousands)

	2004	2005
OPERATING ACTIVITIES:
Net income	$2,543	$2,704
Adjustments to reconcile net income
to net cash provided by operating activities -
Amortization of program rights	1,602	1,947
Depreciation and other amortization	2,515	2,463
Provision for bad debts	93	61
Provision for deferred income taxes	1,414	1,331
Noncash compensation	557	363
Loss on sale of assets	12	130
Changes in assets and liabilities -
Accounts receivable	634	(235)
Prepaid expenses and other current assets	412	946
Other assets	(590)	(1,151)
Accounts payable and accrued liabilities	(893)	(142)
Deferred revenue	(24)	(122)
Cash paid for programming rights	(2,043)	(2,146)
Other liabilities	28	226

Net cash provided by operating activities	6,260	6,375

INVESTING ACTIVITIES:
Purchases of property and equipment	(1,009)	(1,346)

Net cash used in investing activities	(1,009)	(1,346)

FINANCING ACTIVITIES:
Net distributions to Emmis Communications	(6,742)	(5,503)
Funding of allocated charges by Emmis Communications	592	489

Net cash used in financing activities	(6,150)	(5,014)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(899)	15
CASH AND CASH EQUIVALENTS:
Beginning of period	1,525	489

End of period	$626	$504

See accompanying notes.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Condensed Financial Statements
(Unaudited, dollars in thousands)

1.	Organization, Basis of Presentation and Business

a.	Organization

Emmis Communications Corporation (“Emmis” or the “Company”), an Indiana corporation, is a diversified media company with radio broadcasting, television broadcasting and magazine publishing operations. Included within the Company are the net assets and operations of three television stations doing business as WFTX-TV, KMTV-TV, and KGUN-TV, along with the FCC licenses applicable to each station (collectively, the “Carved-out Stations”). These combined condensed financial statements reflect the financial position, results of operations, and cash flows of the Carved-out Stations. The Carved-out Stations were acquired by Emmis through acquisitions. Purchase accounting adjustments arising from these acquisitions have been reflected in these combined financial statements to the extent that these adjustments related to the Carved-out Stations.

On August 19, 2005, Emmis entered into a definitive agreement to sell the net assets of the Carved-out Stations to Journal Communications, Inc. Under the terms of the transaction, which is expected to close by November 30, 2005, Journal agreed to pay in cash approximately $235 million for these net assets.

b.	Business

At August 31, 2005, the Carved-out Stations include the three network-affiliated television stations operating in the United States:

WFTX-TV – Fox affiliate in Fort Myers, Florida KMTV-TV – CBS affiliate in Omaha, Nebraska KGUN-TV – ABC affiliate in Tucson, Arizona

WFTX-TV is affiliated with Fox pursuant to an affiliation agreement that expires August 24, 2006. The network affiliation agreement between KMTV-TV and CBS expires September 18, 2006. The network affiliation agreement between KGUN-TV and ABC expired on February 6, 2005. The Company is currently in negotiations to extend or renew this affiliation agreement and expects the extension or renewal to be on terms that are reasonably acceptable to the Company.

The Carved-out Stations’ results are subject to seasonal fluctuations. Therefore, results shown on an interim basis are not necessarily indicative of results for a full year.

c.	Basis of Presentation

The combined financial statements of the Carved-out Stations give effect to accounting and allocation policies established by the Company’s management for purposes of these combined statements and are in accordance with the guidelines provided by Staff Accounting Bulletin 55, “Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity” of the Securities and Exchange Commission. Allocations include corporate overhead, taxes, and other expenses. Interest expense has not been allocated to the Carved-out Stations. The combined financial statements of the Carved-out Stations have been prepared on a basis that management believes to be reasonable to reflect the combined financial position, results of operations and cash flows of the businesses that comprise the Carved-out Stations, including allocated portions of Emmis’ overhead and administrative shared services.

As permitted under the applicable rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, Emmis believes that the disclosures are adequate to make the information presented not misleading. The Combined Condensed Balance Sheet at February 28, 2005 has been derived from the audited Combined Financial Statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The combined condensed financial statements included herein should be read in conjunction with the audited combined financial statements and the notes thereto of the Carved-out Stations for the year ended February 28, 2005.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Condensed Financial Statements
(Unaudited, dollars in thousands)

In the opinion of Emmis, the accompanying combined condensed financial statements contain all material adjustments (consisting only of normal recurring adjustments) necessary to present fairly the combined financial position of the Carved-out Stations at August 31, 2005 and the results of their operations and cash flows for the six-month periods ended August 31, 2004 and 2005.

2.	Summary of Significant Accounting Policies

a.	Allocation Policies

The following allocation policies have been established by management of Emmis. Unless otherwise noted, these policies have been consistently applied in the historical financial statements. In the opinion of management, the methods for allocating these costs are reasonable. It is not practicable to estimate the costs that would have been incurred by the Carved-out Stations if they had been operated on a stand-alone basis.

(i)	Specifically Identifiable Operating Expenses

Costs which relate entirely to the operations of the Carved-out Stations are attributed entirely to the Carved-out Stations. These expenses consist of costs of personnel who are 100% dedicated to the operations of the Carved-out Stations, all costs associated with locations that conduct only the business of the Carved-out Stations and amounts paid to third parties for services rendered to the Carved-out Stations. In addition, any costs incurred by Emmis, which are specifically identifiable to the operations of the Carved-out Stations, are attributed to the Carved-out Stations.

(ii)	Shared Operating Expenses

Emmis allocates the cost of certain corporate general and administrative services and shared services, including shared personnel, to each location based on a variety of allocation methods. These shared services include television executive management, legal, accounting, information services, engineering, telecommunications, human resources, insurance, and intellectual property compliance and maintenance. These costs have been allocated to the Carved-out Stations based on one of the following allocation methods: (1) Percentage of Company revenues, (2) Percentage of Company’s television revenues, (3) Headcount, and (4) Pro rata portion based on the number of stations owned by Emmis. Management determined which allocation method was appropriate based on the nature of the shared service being provided.

(iii)	Debt and Interest Expenses

Emmis incurred debt and related debt issuance costs with respect to the acquisition of the Carved-out Stations as well as other stations. However, such debt has been refinanced since the consummation of these acquisitions, the proceeds of such refinancing being utilized for additional acquisitions unrelated to the Carved-out Stations, retirement of original debt obligations, as well as the funding of other Emmis expenditures. As discussed in Note 1, the Carved-out Stations are anticipated to be sold. No Emmis debt will be assumed by the purchaser of the Carved-out Stations. As a result, an allocation of Emmis’ debt is not included in these combined financial statements. Interest expense and amortization of debt issuance costs have not been allocated to the Carved-out Stations consistent with Emmis’ policy and practice.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Condensed Financial Statements
(Unaudited, dollars in thousands)

(iv)	Taxes

The Carved-out Stations’ allocated share of the consolidated Emmis Federal tax provision is determined using the standalone method. Under the standalone method, tax expense or benefit is calculated as if the Carved-out Stations were subject to their own tax returns. State income taxes generally are allocated in a similar manner. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities carried by the Carved-out Stations, and are measured using the enacted tax rates that are expected to be in effect in the period in which these differences are expected to reverse.

(v)	Allocated Charges

Allocations of Emmis’ costs have been included in the combined statements of operations of the Carved-out Stations for the six months ended August 31, 2004 and 2005 as follows:

	2004	2005
Agency commission reductions to net revenues	$(53)	$(54)
Corporate expenses	606	543
Depreciation and amortization expense	39	--
Non-cash compensation	557	363

Allocated charges from Emmis Communications	$1,149	$852

Intercompany accounts between the Carved-out Stations and Emmis have been included in combined equity. There are no significant accounts and transactions between the three stations that comprise the Carved-out Stations.

Cash generated by the Carved-out Stations is routinely sent to Emmis and used for various operating, investing and financing activities, including the servicing of Emmis’ debt. The assets of the Carved-out Stations and the assets of other Emmis stations have been pledged as security for Emmis’ consolidated debt. Although cash generated by the Carved-out Stations is used to service Emmis’ debt, Emmis is not dependent on the cash flows of the Carved-out Stations to remain in compliance with its debt covenants or to pay preferred stock dividends.

b.	Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates also include the allocation of costs from Emmis to the Carved-out Stations. Actual results could differ from those estimates.

c.	Pro Forma Information Related To Stock-Based Compensation

As permitted under Statement of Financial Accounting Standards No 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), the Carved-out Stations measure compensation expense for its stock-based employee compensation plans using the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and provide pro forma disclosures of net income as if the fair value-based method prescribed by SFAS No. 123 had been applied in measuring compensation expense. Options with pro rata vesting are expensed on a straight-line basis over the vesting periods.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Condensed Financial Statements
(Unaudited, dollars in thousands)

Had compensation cost for the Carved-out Stations’ grants of stock-based compensation plans been determined consistent with SFAS No. 123, the net income for the six months ended August 31, 2004 and 2005 is shown below:

	2004	2005
Net Income
As Reported	$2,543	$2,704
Plus: Reported stock-based employee compensation costs, net of tax	340	221
Less: Stock-based employee compensation costs, net of tax, if fair
value method had been applied to all awards	(544)	(346)

Pro Forma	$2,339	$2,579

3.	Intangible Assets

Effective March 1, 2002, the Carved-out Stations adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), which required the Carved-out Stations to cease amortizing goodwill and certain intangibles. Instead, these assets are reviewed at least annually for impairment, and will be written down and charged to results of operations in periods in which the recorded value of goodwill and certain intangibles is more than its fair value. FCC licenses are renewed every eight years for a nominal amount, and historically all of our FCC licenses have been renewed at the end of their respective eight-year periods. Since Emmis expects that all of its FCC licenses will continue to be renewed in the future, the Company believes its FCC licenses have indefinite lives. The Carved-out Stations had previously amortized these assets over the maximum period allowed of 40 years. Adoption of this accounting standard eliminated the amortization expense for FCC licenses.

Effective December 1, 2004, the Carved-out Stations adopted Emerging Issues Task Force Topic D-108, “Use of the Residual Method to Value Acquired Assets Other than Goodwill” (“EITF Topic D-108”), which prohibits the use of the residual method and precludes companies from reclassifying to goodwill any goodwill that was originally included in the value of the FCC license, resulting in a write-off. With the adoption of EITF Topic D-108, the Company obtained an independent appraisal for each of its FCC licenses, most of which had previously been valued using a residual method. The Company compared the carrying value of each FCC license held by the Carved-out Stations to the appraised value and recorded a noncash charge of $46.0 million, net of $18.0 million in tax benefit, which was recorded as a cumulative effect of an accounting change in the year ended February 28, 2005.

Indefinite-lived intangibles

Under the guidance in SFAS No. 142, the Carved-out Stations’ FCC licenses are considered indefinite-lived intangibles. These assets, which the Carved-out Stations determined were its only indefinite-lived intangibles, are not subject to amortization, but are tested for impairment at least annually. As of February 28, 2005 and August 31, 2005, the carrying amount of these FCC licenses was $51.6 million.

Definite-lived intangibles

The Company has definite-lived intangible assets recorded that continue to be amortized in accordance with SFAS No. 142. One of these assets, a customer list, was determined to partially relate to the Carved-out Stations. This asset had an original useful life of 34 months. Amortization of $39 was allocated to the Carved-out Stations for the six months ended August 31, 2004. As of February 28, 2005, this asset was fully amortized.

WFTX-TV, KMTV-TV, and KGUN-TV
(Carved-out Stations of Emmis Communications Corporation)

Notes to Combined Condensed Financial Statements
(Unaudited, dollars in thousands)

4.	Combined Equity

Combined equity includes retained earnings of the Carved-out Stations and the funding of allocated expenses from Emmis. Corporate overhead and other amounts have been allocated from Emmis and offset within combined equity.

5.	Litigation

Emmis currently and from time to time is involved in litigation incidental to the conduct of its business. Neither Emmis nor any subsidiary of Emmis is currently a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on the financial position or results of operation of the Carved-out Stations.

6.	Related Party Transactions

The Carved-out Stations are party to a number of transactions with their parent, Emmis Communications. Such transactions primarily involve the provision of certain corporate services, which have been allocated to the Carved-out Stations as described in Note 2 and are reflected in the accompanying combined financial statements.

(b)	Pro Forma Financial Information.

        It is impracticable for the Company to provide the required pro forma financial information at the time this Current Report on Form 8-K is filed. The required pro forma financial information will be filed as soon as practicable but in no event later than February 20, 2006.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(4)	Amended and Restated Credit Agreement, dated December 2, 2005, among Journal Communications, Inc., certain subsidiaries thereof from time to time party thereto, the financial institutions party thereto, Suntrust Bank, as syndication agent, Bank of America, N.A., as co-documentation agent, Wachovia Bank, National Association, as co-documentation agent, and U.S. Bank, N.A. as administrative agent.

(23)	Consent of Independent Registered Public Accounting Firm *

* To be filed by amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: December 8, 2005	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and General Counsel

JOURNAL COMMUNICATIONS, INC.
Exhibit Index to Current Report on Form 8-K
Dated December 2, 2005

Exhibit
Number

(4.1)	Amended and Restated Credit Agreement, dated December 2, 2005, among Journal Communications, Inc., certain subsidiaries thereof from time to time party thereto, the financial institutions party thereto, Suntrust Bank, as syndication agent, Bank of America, N.A., as co-documentation agent, Wachovia Bank, National Association, as co-documentation agent, and U.S. Bank, N.A. as administrative agent.

(23)	Consent of Independent Registered Public Accounting Firm *

* To be filed by amendment.